UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       October 14, 2019

PETROGRESS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55854	27-2019626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1, Akti Xaveriou. 5th floor, Piraeus - Greece		18538
(Address of Principal Executive Office)		(Zip Code)

Registrant's telephone number, including area code: +30 (210) 459-9741

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 14, 2019 Board of Directors (the “Board”) of Petrogress, Inc. (the “Company”) increased the number of members constituting the Board of directors to two and appointed Dr. Demetrios Pierides to serve as a director and Executive Vice President.

Dr. Pierides studied Economics and Law at the University of Lausanne, Switzerland. Dr. Pierides served as the President of the Federation of Hellenic Students Association of Swiss Universities. Subsequently, Dr. Pierides returned to his native Cyprus, where he worked for various companies involved in the businesses of shipping, banking, insurance, hotels, airlines, tourism, real estate and motor car imports. He appointed in Cyprus Hon. Consul General for Sweden since 1968. Dr. Pierides served as a Director of the Bank of Cyprus in Cyprus, Greece, United Kingdom and Australia from 1992 to 2006. Dr. Pierides is also the founder and President of the benevolent Pierides Foundation, which was established in 1974.

In connection with his appointment, the Company has agreed to issue 250 shares of the Company’s common stock per month to Dr. Pierides for services to be rendered as a member of the Board for such time has he serves.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

October 14, 2019	PETROGRESS, INC.

/s/ Christos Traios
Christos Traios, President and CEO